Exhibit 4

                                               Execution Copy



















--------------------------------------------------------------------------------

                               PPG INDUSTRIES, INC.


                                       and


                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                   Rights Agent

                                 Rights Agreement

                          Dated as of February 19, 1998

--------------------------------------------------------------------------------

                      TABLE OF CONTENTS


                                                         Page


Section 1.  Certain Definitions.......................    1

Section 2.  Appointment of Rights Agent...............    8

Section 3.  Issue of Right Certificates...............    8

Section 4.  Form of Right Certificates................   11

Section 5.  Countersignature and Registration.........   12

Section 6.  Transfer, Split Up, Combination and
              Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or
              Stolen Right Certificates...............   13

Section 7.  Exercise of Rights; Purchase Price;
              Expiration Date of Rights...............   15

Section 8.  Cancellation and Destruction of
              Right Certificates......................   17

Section 9.  Availability of Preferred Shares..........   18

Section 10. Preferred Shares Issue Date...............   19

Section 11. Adjustment of Purchase Price, Number of
              Shares or Number of Rights..............   20

Section 12. Certificate of Adjusted Purchase Price
              or Number of Shares.....................   35

Section 13. Consolidation, Merger or Sale or Transfer
              of Assets or Earning Power..............   35

Section 14. Fractional Rights and Fractional Shares...   37

Section 15. Rights of Action..........................   40

Section 16. Agreement of Right Holders................   41

Section 17. Right Certificate Holder Not Deemed a
              Stockholder.............................   42



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                                                        Page



Section 18. Concerning the Rights Agent...............   42

Section 19. Merger or Consolidation or Change of
              Name of Rights Agent....................   43

Section 20. Duties of Rights Agent....................   45

Section 21. Change of Rights Agent....................   48

Section 22. Issuance of New Right Certificates........   51

Section 23. Redemption................................   51

Section 24. Exchange..................................   52

Section 25. Notice of Certain Events..................   55

Section 26. Notices...................................   57

Section 27. Supplements and Amendments................   58

Section 28. Successors................................   59

Section 29. Benefits of this Agreement................   59

Section 30. Severability..............................   60

Section 31. Governing Law.............................   60

Section 32. Counterparts..............................   60

Section 33. Descriptive Headings......................   60

Signatures............................................   61



Exhibit A - Form of Statement with Respect to Series A
            Junior Participating Preferred Stock

Exhibit B - Form of Right Certificate

Exhibit C - Summary of Rights to Purchase Preferred
            Shares

          Agreement, dated as of February 19, 1998, between

PPG Industries, Inc., a Pennsylvania corporation (the "Com-

pany"), and ChaseMellon Shareholder Services, L.L.C. (the

"Rights Agent").


          The Board of Directors of the Company has autho-

rized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter de-

fined) of the Company outstanding on April 6, 1998 (the

"Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter de-

fined), upon the terms and subject to the conditions herein

set forth, and has further authorized and directed the issu-

ance of one Right with respect to each Common Share that

shall become outstanding between the Record Date and the ear-

liest of the Distribution Date, the Redemption Date and the

Final Expiration Date (as such terms are hereinafter de-

fined).


          Accordingly, in consideration of the premises and

the mutual agreements herein set forth, the parties hereby

agree as follows:


          Section 1.  Certain Definitions.  For purposes of

this Agreement, the following terms have the meanings indi-

cated:

          (a)  "Acquiring Person" shall mean any Person (as

such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as

such term is hereinafter defined) of 20% or more of the Com-

mon Shares of the Company then outstanding, but shall not

include the Company or any Related Entity (as such term is

hereinafter defined).  Notwithstanding the foregoing, no Per-

son shall become an "Acquiring Person" as the result of an

acquisition of Common Shares by the Company which, by reduc-

ing the number of shares outstanding, increases the propor-

tionate number of shares beneficially owned by such Person to

20% or more of the Common Shares of the Company then out-

standing; provided, however, that if a Person shall become

the Beneficial Owner of 20% or more of the Common Shares of

the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Com-

pany, become the Beneficial Owner of any additional Common

Shares of the Company, then such Person shall be deemed to be an "Acquiring Person".  Notwithstanding the foregoing, if the

Board of Directors of the Company determines in good faith

that a Person who would otherwise be an "Acquiring Person",

as defined pursuant to the foregoing provisions of this para-

graph (a), has become such inadvertently, and such Person

divests as promptly as practicable a sufficient number of

Common Shares so that such Person would
no longer be an "Acquiring Person," as defined pursuant to

the foregoing provisions of this paragraph (a), then such

Person shall not be deemed to be an "Acquiring Person" for

any purposes of this Agreement.


          (b)  "Affiliate" and "Associate" shall have the

respective meanings ascribed to such terms in Rule 12b-2 of

the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined), as in effect on the date

of this Agreement.


          (c)  A Person shall be deemed the "Beneficial

Owner" of and shall be deemed to "beneficially own" any secu-

rities:


        (i)    which such Person or any of such Person's Af-

     filiates or Associates beneficially owns, directly or

     indirectly;


       (ii) which such Person or any of such Person's Af-

     filiates or Associates has (A) the right to acquire

     (whether such right is exercisable immediately or only

     after the passage of time) pursuant to any agreement,

     arrangement or understanding (other than customary

     agreements with and between underwriters and selling

     group members with respect to a bona fide public offer-

     ing of securities), or upon the exercise of conversion

     rights, exchange rights, rights (other than these

     Rights), warrants or options, or otherwise; provided,

     however, that a Person shall not be deemed the Benefi-

     cial Owner of, or to beneficially own, securities ten-

     dered pursuant to a tender or exchange offer made by or

     on behalf of such Person or any of such Person's Af-

     filiates or Associates until such tendered securities

     are accepted for purchase or exchange; or (B) the right

     to vote pursuant to any agreement, arrangement or under-

     standing; provided, however, that a Person shall not be

     deemed the Beneficial Owner of, or to beneficially own,

     any security if the agreement, arrangement or under-

     standing to vote such security (1) arises solely from a

     revocable proxy or consent given to such Person in re-

     sponse to a public proxy or consent solicitation made

     pursuant to, and in accordance with, the applicable

     rules and regulations promulgated under the Exchange Act

     and (2) is not also then reportable on Schedule 13D un-

     der the Exchange Act (or any comparable or successor

     report); or


      (iii) which are beneficially owned, directly or in-

     directly, by any other Person with which such Person or

     any of such Person's Affiliates or Associates has any

     agreement, arrangement or understanding (other than cus-

     tomary agreements with and between underwriters and

     selling group members with respect to a bona fide public

     offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any

     securities of the Company.


          Notwithstanding anything in this definition of Ben-

eficial Ownership to the contrary, the phrase "then outstand-

ing," when used with reference to a Person's Beneficial Own-

ership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and out-

standing which such Person would be deemed to own benefi-

cially hereunder.


          (d) "Business Day" shall mean any day other than a

Saturday, a Sunday, or a day on which banking institutions in

State of New York are authorized or obligated by law or ex-

ecutive order to close.


          (e)  "Close of business" on any given date shall

mean 5:00 P.M., New York City time, on such date; provided,

however, that if such date is not a Business Day it shall

mean 5:00 P.M., New York City time, on the next succeeding

Business Day.


          (f) "Common Shares" when used with reference to

the Company shall mean the shares of common stock, par value

$1.66-2/3 per share, of the Company.  "Common Shares" when

used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other

Person is a Subsidiary of another Person, the Person or Per-

sons which ultimately control such first-mentioned Person.


          (g)  "Distribution Date" shall have the meaning set

forth in Section 3 hereof.


          (h) "Exchange Act" shall mean the Securities Ex-

change Act of 1934, as amended.


          (i)  "Exchange Ratio" shall have the meaning set

forth in Section 24(a) hereof.


          (j) "Final Expiration Date" shall have the meaning

set forth in Section 7 hereof.


          (k) "Person" shall mean any individual, firm, cor-

poration or other entity, and shall include any successor (by merger or otherwise) of such entity.


          (l) "Preferred Shares" shall mean shares of Series

A Junior Participating Preferred Stock, without par value, of the Company having the rights and preferences set forth in

the Form of Statement attached to this Agreement as Exhibit

A.


          (m)  "Purchase Price" shall have the meaning set

forth in Section 4 hereof.



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

          (n) "Record Date" shall have the meaning set forth

in the second introductory paragraph hereof.


          (o)  "Redemption Date" shall have the meaning set

forth in Section 7 hereof.


          (p)  "Related Entity" shall mean any Subsidiary of

the Company, any employee benefit plan of the Company or of

any Subsidiary of the Company, or any entity holding Common

Shares for or pursuant to the terms of any such plan.


          (q)  "Right" shall have the meaning set forth in

the second introductory paragraph hereof.


          (r) "Right Certificate" shall mean the Right Cer-

tificates authorized to be issued as provided in Section 3

hereof, but excluding Right Certificates which represent

Right that have become void pursuant to Section 11(a)(ii)

hereof.


          (s) "Shares Acquisition Date" shall mean the first

date of public announcement by the Company or an Acquiring

Person that an Acquiring Person has become such.


          (t)  "Subsidiary" of any Person shall mean any cor-

poration or other entity of which a majority of the voting

power of the voting equity securities or equity interest is

owned, directly or indirectly, by such Person.





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

          (u)  "Successor Person" shall have the meaning set

forth in Section 13 hereof.


          Section 2.  Appointment of Rights Agent.  The Com-

pany hereby appoints the Rights Agent to act as agent for the

Company and the holders of the Rights (who, in accordance

with Section 3 hereof, shall prior to the Distribution Date

also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or

desirable.


          Section 3.  Issue of Right Certificates.  (a)  Un-

til the earlier of (i) the tenth day after the Shares Acqui-

sition Date or (ii) the tenth business day (or such later

date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person)

after the date of the commencement by any Person (other than the Company or any Related Entity) of, or of the first public announcement of the intention of any Person (other than the

Company or any Related Entity) to commence, a tender or ex-

change offer the consummation of which would result in any

Person becoming the Beneficial Owner of Common Shares ag-

gregating 20% or more of the then outstanding Common Shares

(including any such date which is after the Record Date and

prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"),

(x) the Rights will be evidenced (subject to the provisions

of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which cer-

tificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to re-

ceive Right Certificates will be transferable only in con-

nection with the transfer of Common Shares.  As soon as prac-

ticable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Com-

pany will send or cause to be sent (and the Rights Agent

will, if requested, send) by first-class, insured, postage-

prepaid mail, to each record holder of Common Shares as of

the close of business on the Distribution Date, at the ad-

dress of such holder shown on the records of the Company, a

Right Certificate, in substantially the form of Exhibit B

hereto (a "Right Certificate"), evidencing one Right for each

Common Share so held.  As of the Distribution Date, the

Rights will be evidenced solely by such Right Certificates.


          (b)  As soon as practicable following the Record

Date, the Company will send a copy of a Summary of Rights to

Purchase Preferred Shares, in substantially the form of Ex-

hibit C hereto (the "Summary of Rights"), by first-class,

postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the ad-

dress of such holder shown on the records of the Company.

With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights

will be evidenced by such certificates registered in the

names of the holders thereof together with a copy of the Sum-

mary of Rights attached thereto.  Until the Distribution Date

(or the earlier of the Redemption Date or the Final Expira-

tion Date), the surrender for transfer of any certificate for

Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the

Common Shares represented thereby.


          (c)  Certificates for Common Shares which become

outstanding (including, without limitation, because of resale or transfer by the Company of treasury shares) after the

Record Date but prior to the earliest of the Distribution

Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise af-

fixed to them the following legend:


     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between PPG Industries, Inc. and ChaseMellon Shareholder Services, L.L.C., dated as of February 19, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of PPG Industries, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. PPG Industries, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights

     Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) will become null and void.


With respect to such certificates containing the foregoing

legend, until the Distribution Date, the Rights associated

with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender

for transfer of any such certificate shall also constitute

the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such

Common Shares shall be deemed cancelled and retired so that

the Company shall not be entitled to exercise any Rights as-

sociated with the Common Shares which are no longer outstand-

ing.


          Section 4.  Form of Right Certificates.  The Right

Certificates (and the forms of election to purchase Preferred

Shares and of assignment to be printed on the reverse

thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as

the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regula-

tion made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle

the holders thereof to purchase such number of one one-

hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set

forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase

Price shall be subject to adjustment as provided herein.


          Section 5.  Countersignature and Registration.  The

Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman or its Presi-

dent, and by its Treasurer, either manually or by facsimile

signature, and shall have affixed thereto the Company's seal or a facsimile thereof.  The Right Certificates shall be

countersigned by the Rights Agent, either manually or by fac-

simile signature, and shall not be valid for any purpose un-

less countersigned.  In case any officer of the Company who

shall have signed any of the Right Certificates shall cease

to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company,

such Right Certificates, nevertheless, may be countersigned

by the Rights Agent and issued and delivered by the Company

with the same force and effect as though the person who

signed such Right

Certificates had not ceased to be such officer of the

Company; and any Right Certificate may be signed

on behalf of the Company by any person who, at the actual

date of the execution of such Right Certificate, shall be a

proper officer of the Company to sign such Right Certificate,

although at the date of the execution of this Agreement any

such person was not such an officer.


          Following the Distribution Date, the Rights Agent

will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates is-

sued hereunder.  Such books shall show the names and ad-

dresses of the respective holders of the Right Certificates,

the number of Rights evidenced on its face by each of the

Right Certificates and the date of each of the Right Certifi-

cates.


          Section 6.  Transfer, Split Up, Combination and

Exchange of Right Certificates; Mutilated, Destroyed, Lost or

Stolen Right Certificates.  Subject to the provisions of Sec-

tion 14 hereof, at any time after the close of business on

the Distribution Date, and at or prior to the close of busi-

ness on the earlier of the Redemption Date or the Final Expi-

ration Date, any Right Certificate or Right Certificates

(other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right

Certificate or Right Certificates, entitling the registered

holder to purchase a like number of one one-hundredths of a

Preferred Share as the Right Certificate or Right Certifi-

cates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall

make such request in writing delivered to the Rights Agent,

and shall surrender the Right Certificate or Right Certifi-

cates to be transferred, split up, combined or exchanged at

the principal office of the Rights Agent.  Thereupon the

Rights Agent shall countersign and deliver to the person en-

titled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require

payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

split up, combination or exchange of Right Certificates.


          Upon receipt by the Company and the Rights Agent of

evidence reasonably satisfactory to them of the loss, theft,

destruction or mutilation of a Right Certificate, and, in

case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's re-

quest, reimbursement to the Company and the Rights Agent of

all reasonable expenses incidental thereto, and upon sur-

render to the Rights Agent and cancellation of the Right

Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for

delivery to the registered holder in lieu of the Right Cer-

tificate so lost, stolen, destroyed or mutilated.


          Section 7.  Exercise of Rights; Purchase Price;

Expiration Date of Rights.  (a)  The registered holder of any

Right Certificate may exercise the Rights evidenced thereby

(except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the

Right Certificate, with the form of election to purchase on

the reverse side thereof duly executed, to the Rights Agent

at the principal office of the Rights Agent, together with

payment of the Purchase Price for each one one-hundredth of a

Preferred Share as to which the Rights are exercised, at or

prior to the earliest of (i) the close of business on April

30, 2008 (the "Final Expiration Date"), (ii) the time at

which the Rights are redeemed as provided in Section 23

hereof (the "Redemption Date"), or (iii) the time at which

such Rights are exchanged as provided in Section 24 hereof.


          (b)  The Purchase Price for each one one-hundredth

of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $320, and shall be subject to ad-

justment from time to time as provided in Section 11 or 13

hereof and shall be payable in lawful money of the United

States of America in accordance with paragraph (c) below.

          (c)  Upon receipt of a Right Certificate represent-

ing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price

for the shares to be purchased and an amount equal to any

applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to

the order of the Company, the Rights Agent shall thereupon

promptly (i) (A) requisition from any transfer agent of the

Preferred Shares certificates for the number of Preferred

Shares to be purchased and the Company hereby irrevocably

authorizes its transfer agent to comply with all such re-

quests, or (B) requisition from the depositary agent deposi-

tary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case

certificates for the Preferred Shares represented by such

receipts shall be deposited by the transfer agent with the

depositary agent) and the Company hereby directs the deposi-

tary agent to comply with such request, (ii) when appropri-

ate, requisition from the Company the amount of cash to be

paid in lieu of issuance of fractional shares in accordance

with Section 14 hereof, (iii) after receipt of such certifi-

cates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right

Certificate, registered in such name or names as may be des-

ignated by such holder and

(iv) when appropriate, after receipt, deliver such cash to

or upon the order of the registered holder of such Right

Certificate.

          (d)  In case the registered holder of any Right

Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the

Rights Agent to the registered holder of such Right Certifi-

cate or to his duly authorized assigns, subject to the provi-

sions of Section 14 hereof.


          Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the

purpose of exercise, transfer, split up, combination or ex-

change shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent,

shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any

of the provisions of this Agreement.  The Company shall de-

liver to the Rights Agent for cancellation and retirement,

and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company other-

wise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or

shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the

Company.


          Section 9.  Availability of Preferred Shares.  The

Company covenants and agrees that it will cause to be re-

served and kept available out of its authorized and unissued

Preferred Shares or any Preferred Shares held in its trea-

sury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in

accordance with Section 7.  The Company covenants and agrees that it will take all such action as may be necessary to en-

sure that all Preferred Shares delivered upon exercise of

Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase

Price), be duly and validly authorized and issued and fully

paid and nonassessable shares.


          The Company further covenants and agrees that it

will pay when due and payable any and all federal and state

transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any

Preferred Shares upon the exercise of Rights.  The Company

shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of

Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the

Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or

depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to

the Company's reasonable satisfaction that no such tax is

due.


          Section 10.  Preferred Shares Issue Date.  Each

person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred

Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing

such Rights was duly surrendered and payment of the Purchase

Price (and any applicable transfer taxes) was made; provided,

however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the

Company are closed, such person shall be deemed to have be-

come the record holder of such shares on, and such certifi-

cate shall be dated, the next succeeding Business Day on

which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby,

the holder of a Right Certificate shall not be entitled to

any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of

the Company, except as provided herein.


          Section 11.  Adjustment of Purchase Price, Number

of Shares or Number of Rights.  The Purchase Price, the num-

ber of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.


          (a)  (i)  In the event the Company shall at any

time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) sub-

divide the outstanding Preferred Shares, (C) combine the out-

standing Preferred Shares into a smaller number of Preferred

Shares or (D) issue any shares of its capital stock in a re-

classification of the Preferred Shares (including any such

reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corpora-

tion), except as otherwise provided in this Section 11(a),

the Purchase Price in effect at the time of the record date

for such dividend or of the effective date of such subdivi-

sion, combination or reclassification, and the number and

kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any

Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which,

if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the

Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision,

combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.


       (ii)    Subject to Section 24 of this Agreement, in

the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon

exercise thereof at a price equal to the then current Pur-

chase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in

accordance with the terms of this Agreement and in lieu of

Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the

then current Purchase Price by the number of one one-

hundredths of a Preferred Share for which a Right is then

exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares

(determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which

would eliminate or diminish the benefits intended to be af-

forded by the Rights.


          From and after the occurrence of such event, any

Rights that are or were acquired or beneficially owned by any

Acquiring Person (or any Associate or Affiliate of such Ac-

quiring Person) shall be void and any holder of such Rights

shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 that represents Rights ben-

eficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or

Affiliate thereof; no Right Certificate shall be issued at

any time upon the transfer of any Rights to an Acquiring Per-

son whose Rights would be void pursuant to the preceding sen-

tence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any

Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


      (iii) In the event that there shall not be suf-

ficient Common Shares issued but not outstanding or autho-

rized but unissued to permit the exercise in full of the

Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.  In the event the Company shall, after good

faith effort, be unable to take all such action as may be

necessary to authorize such additional Common Shares, the

Company shall substitute, for each Common Share that would

otherwise be issuable upon exercise of a Right, a number of

Preferred Shares or fraction thereof such that the current

per share market price of one Preferred Share multiplied by

such number or fraction is equal to the current per share

market price of one Common Share as of the date of issuance

of such Preferred Shares or fraction thereof.


          (b) In case the Company shall fix a record date

for the issuance of rights, options or warrants to all hold-

ers of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same

rights, privileges and preferences as the Preferred Shares

("equivalent preferred shares")) or securities convertible

into Preferred Shares or equivalent preferred shares at a

price per Preferred Share or equivalent preferred share (or

having a conversion price per share, if a security convert-

ible into Preferred Shares or equivalent preferred shares)

less than the then current per share market price of the Pre-

ferred Shares (as defined in Section 11(d)) on such record

date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction,

the numerator of which shall be the number of Preferred

Shares outstanding on such record date plus the number of

Preferred Shares which the aggregate offering price of the

total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conver-

sion price of the convertible securities so to be offered)

would purchase at such current market price and the denomina-

tor of which shall be the number of Preferred Shares out-

standing on such record date plus the number of additional

Preferred Shares and/or equivalent preferred shares to be

offered for subscription or purchase (or into which the con-

vertible securities so to be offered are initially convert-

ible); provided, however, that in no event shall the consid-

eration to be paid upon the exercise of one Right be less

than the aggregate par value of the shares of capital stock

of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part

or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination

shall be described in a statement filed with the Rights

Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose

of any such computation. Such adjustment shall be made successively whenever such a record date is fixed;

and in the event that such rights, options or warrants are

not so issued, the Purchase Price shall be adjusted to be

the Purchase Price which would then be in effect if such

record date had not been fixed.


          (c) In case the Company shall fix a record date

for the making of a distribution to all holders of the Pre-

ferred Shares (including any such distribution made in con-

nection with a consolidation or merger in which the Company

is the continuing or surviving corporation) of evidences of

indebtedness or assets (other than a regular quarterly cash

dividend or a dividend payable in Preferred Shares) or sub-

scription rights or warrants (excluding those referred to in

Section 11(b) hereof), the Purchase Price to be in effect

after such record date shall be determined by multiplying the

Purchase Price in effect immediately prior to such record

date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on

such record date, less the fair market value (as determined

in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with

the Rights Agent) of the portion of the assets or evidences

of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market

price of the Preferred Shares;

provided, however, that in no event shall the consideration

to be paid upon the exercise of one Right be less than the

aggregate par value of the shares of capital stock of the

Company to be issued upon exercise of one Right.  Such adjust-

ments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so

made, the Purchase Price shall again be adjusted to be the

Purchase Price which would then be in effect if such record

date had not been fixed.


          (d)  (i)  For the purpose of any computation here-

under, the "current per share market price" of any security

(a "Security" for the purpose of this Section 11(d)(i)) on

any date shall be deemed to be the average of the daily clos-

ing prices per share of such Security for the 30 consecutive

Trading Days (as such term is hereinafter defined) im-

mediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by

the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or secu-

rities convertible into such shares, or (B) any subdivision,

combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for

such subdivision, combination or reclassification, then, and in each such case, the current per
share market price shall be appropriately adjusted to

reflect the current market price per share equivalent of

such Security.  The closing price for each day shall be

the last sale price, regular way, or, in case no such sale

takes place on such day, the average of the closing bid and

asked prices, regular way, in either case as reported in

the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the

New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as

reported in the principal consolidated transaction report-

ing system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or

admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the

high bid and low asked prices in the over-the-counter market,

as reported by the National Association of Securities Deal-

ers, Inc. Automated Quotations System ("NASDAQ") or such

other system then in use, or, if on any such date the Secu-

rity is not quoted by any such organization, the average of

the closing bid and asked prices as furnished by a profes-

sional market maker making a market in the Security selected by the Board of Directors of the Company.  The term "Trading

Day" shall mean a day on which the principal national securi-

ties
exchange on which the Security is listed or admitted to

trading is open for the transaction of business or, if the

Security is not listed or admitted to trading on any national securities exchange, a Business Day.


       (ii)    For the purpose of any computation hereunder,

the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth

in Section 11(d)(i).  If the Preferred Shares are not pub-

licly traded, the "current per share market price" of the

Preferred Shares shall be conclusively deemed to be the cur-

rent per share market price of the Common Shares as deter-

mined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transac-

tion occurring after the date hereof), multiplied by one hun-

dred.  If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as deter-

mined in good faith by the Board of Directors of the Company,

whose determination shall be described in a statement filed

with the Rights Agent.


          (e)  No adjustment in the Purchase Price shall be

required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, how-

ever, that any adjustments which by reason of this Section

11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the near-

est cent or to the nearest one one-millionth of a Preferred

Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this

Section 11(e), any adjustment required by this Section 11

shall be made no later than the earlier of (i) three years

from the date of the transaction which requires such adjust-

ment or (ii) the date of the expiration of the right to exer-

cise any Rights.


          (f)  If as a result of an adjustment made pursuant

to Section 11(a) hereof, the holder of any Right thereafter

exercised shall become entitled to receive any shares of

capital stock of the Company other than Preferred Shares,

thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from

time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred

Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to

the Preferred Shares shall apply on like terms to any such

other shares.


          (g)  All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price here-

under shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.


          (h)  Unless the Company shall have exercised its

election as provided in Section 11(i), upon each adjustment

of the Purchase Price as a result of the calculations made in

Sections 11(b) and (c), each Right outstanding immediately

prior to the making of such adjustment shall thereafter evi-

dence the right to purchase, at the adjusted Purchase Price,

that number of one one-hundredths of a Preferred Share (cal-

culated to the nearest one one-millionth of a Preferred

Share) obtained by (i) multiplying (x) the number of one

one-hundredths of a share covered by a Right immediately

prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price

and (ii) dividing the product so obtained by the Purchase

Price in effect immediately after such adjustment of the Pur-

chase Price.


          (i)  The Company may elect on or after the date of

any adjustment of the Purchase Price to adjust the number of

Rights, in substitution for any adjustment in the number of

one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after

such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such ad-

justment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

(calculated to the nearest one ten-thousandth) obtained by

dividing the Purchase Price in effect immediately prior to

adjustment of the Purchase Price by the Purchase Price in

effect immediately after adjustment of the Purchase Price.

The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date

for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereaf-

ter, but, if the Right Certificates have been issued, shall

be at least 10 days later than the date of the public an-

nouncement.  If Right Certificates have been issued, upon

each adjustment of the number of Rights pursuant to this Sec-

tion 11(i), the Company shall, as promptly as practicable,

cause to be distributed to holders of record of Right Cer-

tificates on such record date Right Certificates evidencing,

subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjust-

ment, or, at the option of the Company, shall cause to be

distributed to such holders of record in substitution and

replacement for the Right Certificates held by such holders

prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed

shall be issued, executed and countersigned in the manner

provided for herein and shall be registered in the names of

the holders of record of Right Certificates on the record

date specified in the public announcement.


          (j)  Irrespective of any adjustment or change in

the Purchase Price or the number of one one-hundredths of a

Preferred Share issuable upon the exercise of the Rights, the

Right Certificates theretofore and thereafter issued may con-

tinue to express the Purchase Price and the number of one

one-hundredths of a Preferred Share which were expressed in

the initial Right Certificates issued hereunder.


          (k) Before taking any action that would cause an

adjustment reducing the Purchase Price below one one-

hundredth of the then par value, if any, of the Preferred

Shares issuable upon exercise of the Rights, the Company

shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may val-

idly and legally issue fully paid and nonassessable Preferred

Shares at such adjusted Purchase Price.


          (l) In any case in which this Section 11 shall

require that an adjustment in the Purchase Price be made ef-

fective as of a record date for a specified event, the

Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such

record date of the Preferred Shares and other capital stock

or securities of the Company, if any, issuable upon such ex-

ercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon

such exercise on the basis of the Purchase Price in effect

prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such

additional shares upon the occurrence of the event requiring such adjustment.


          (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those ad-

justments expressly required by this Section 11, as and to

the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision

of the Preferred Shares, issuance wholly for cash of any Pre-

ferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by

their terms are convertible into or exchangeable for Pre-

ferred Shares, dividends on Preferred Shares payable in Pre-

ferred Shares or issuance of rights, options or warrants re-

ferred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.


          (n) In the event that at any time after the date

of this Agreement and prior to the Distribution Date, the

Company shall (i) declare and pay any dividend on the Common

Shares payable in Common Shares or (ii) effect a subdivision,

combination or consolidation of the Common Shares (by reclas-

sification or otherwise than by payment of dividends in Com-

mon Shares) into a greater or lesser number of Common Shares,

then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper

exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchas-

able immediately prior to such event by a fraction, the nu-

merator of which is the number of Common Shares outstanding

immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after

such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that

number of Rights which each Common Share outstanding im-

mediately prior to such event had issued with respect to it.

The adjustments provided for in this Section 11(n) shall be

made successively whenever such a dividend is declared and

paid or such a subdivision, combination or consolidation is

effected.

Section 12.  Certificate of Adjusted Purchase Price or Number

of Shares.  Whenever an adjustment is made as provided in

Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief

statement of the facts accounting for such adjust-

ment, and (b) file with the Rights Agent and with each trans-

fer agent for the Common Shares or the Preferred Shares a

copy of such certificate.


          Section 13.  Consolidation, Merger or Sale or

Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an Ac-

quiring Person, (a) the Company shall consolidate with, or

merge with and into, any other Person, (b) any Person shall

consolidate with the Company, or merge with and into the Com-

pany and the Company shall be the continuing or surviving

corporation of such merger and, in connection with such

merger, all or part of the Common Shares shall be changed

into or exchanged for stock or other securities of any other

Person (or the Company) or cash or any other property, or (c)

the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50%

or more of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any other Person other

than the Company or one or more of its wholly-owned Subsid-

iaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right

to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one

one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement

and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor

thereto or as the surviving corporation) as shall equal the

result obtained by (A) multiplying the then current Purchase

Price by the number of one one-hundredths of a Preferred

Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursu-

ant to Section 11(d) hereof) on the date of consummation of

such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and

shall assume, by virtue of such consolidation, merger, sale

or transfer, all the obligations and duties of the Company

pursuant to this Agreement; (iii) the term "Company" shall

thereafter be deemed to refer to such issuer; and (iv) such

issuer shall take such steps (including, but not limited to,

the reservation of a sufficient number of its Common Shares

in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provi-

sions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereaf-

ter deliverable upon the exercise of the Rights.  The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer

shall have executed and delivered to the Rights Agent a

supplemental agreement so providing.  The Company shall not

enter into any transaction of the kind referred to in this

Section 13 if at the time of such transaction there are any

rights, warrants, instruments or securities outstanding or

any agreements or arrangements which, as a result of the con-

summation of such transaction, would eliminate or substan-

tially diminish the benefits intended to be afforded by the

Rights.  The provisions of this Section 13 shall similarly

apply to successive mergers or consolidations or sales or

other transfers.


          Section 14.  Fractional Rights and Fractional

Shares.  (a)  The Company shall not be required to issue

fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional

Rights, there shall be paid to the registered holders of the

Right Certificates with regard to which such fractional

Rights would otherwise be issuable, an amount in cash equal

to the same fraction of the current market value of a whole

Right.  For the purposes of this Section 14(a), the current

market value of a whole Right shall be the closing price of

the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last

sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

regular way, in either case as reported in the principal con-

solidated transaction reporting system with respect to secu-

rities listed or admitted to trading on the New York Stock

Exchange or, if the Rights are not listed or admitted to

trading on the New York Stock Exchange, as reported in the

principal consolidated transaction reporting system with re-

spect to securities listed on the principal national securi-

ties exchange on which the Rights are listed or admitted to

trading or, if the Rights are not listed or admitted to trad-

ing on any national securities exchange, the last quoted

price or, if not so quoted, the average of the high bid and

low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights se-

lected by the Board of Directors of the Company.  If on any

such date no such market maker is making a market in the

Rights, the fair value of the Rights on such date as deter-

mined in good faith by the Board of Directors of the Company shall be used.

          (b)  The Company shall not be required to issue

fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share)

upon exercise of the Rights or to distribute certificates

which evidence fractional Preferred Shares (other than frac-

tions which are integral multiples of one one-hundredth of a

Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at

the election of the Company, be evidenced by depositary re-

ceipts, pursuant to an appropriate agreement between the Com-

pany and a depositary selected by it; provided, that such

agreement shall provide that the holders of such depositary

receipts shall have all the rights, privileges and prefer-

ences to which they are entitled as beneficial owners of the

Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral

multiples of one one-hundredth of a Preferred Share, the Com-

pany shall pay to the registered holders of Right Certifi-

cates at the time such Rights are exercised as herein pro-

vided an amount in cash equal to the same fraction of the

current market value of one Preferred Share.  For the pur-

poses of this Section 14(b), the current market value of a

Preferred Share shall be the closing price of a Preferred

Share (as determined pursuant to the second sentence of Sec-

tion 11(d)(i) hereof) for the Trading Day immediately prior

to the date of such exercise.

          (c)  The holder of a Right by the acceptance of the

Right expressly waives his right to receive any fractional

Rights or any fractional shares upon exercise of a Right (ex-

cept as provided above).


          Section 15.  Rights of Action.  All rights of ac-

tion in respect of this Agreement, excepting the rights of

action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Cer-

tificates (and, prior to the Distribution Date, the regis-

tered holders of the Common Shares); and any registered

holder of any Right Certificate (or, prior to the Distribu-

tion Date, of the Common Shares), without the consent of the

Rights Agent or of the holder of any other Right Certificate

(or, prior to the Distribution Date, of the Common Shares),

may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding

against the Company to enforce, or otherwise act in respect

of, his right to exercise the Rights evidenced by such Right

Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifi-

cally acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement

and will be entitled to specific performance of the obliga-

tions under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


          Section 16.  Agreement of Right Holders.  Every

holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other

holder of a Right that:


          (a)  prior to the Distribution Date, the Rights

will be transferable only in connection with the transfer of the Common Shares;


          (b)  after the Distribution Date, the Right Cer-

tificates are transferable only on the registry books of the

Rights Agent if surrendered at the principal office of the

Rights Agent, duly endorsed or accompanied by a proper in-

strument of transfer; and


          (c)  the Company and the Rights Agent may deem and

treat the person in whose name the Right Certificate (or,

prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any nota-

tions of ownership or writing on the Right Certificates or

the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes what-

soever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17.  Right Certificate Holder Not Deemed a

Stockholder.  No holder, as such, of any Right Certificate

shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other

securities of the Company which may at any time be issuable

on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be con-

strued to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or

any right to vote for the election of directors or upon any

matter submitted to stockholders at any meeting thereof, or

to give or withhold consent to any corporate action, or to

receive notice of meetings or other actions affecting stock-

holders (except as provided in Section 25 hereof), or to re-

ceive dividends or subscription rights, or otherwise, until

the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


          Section 18.  Concerning the Rights Agent.  The Com-

pany agrees to pay to the Rights Agent reasonable compensa-

tion for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable ex-

penses and counsel fees and other disbursements incurred in

the administration and execution of this Agreement and the

exercise and performance of its duties hereunder.  The Com-

pany also agrees to indemnify the Rights

Agent for, and to hold it harmless against, any loss,

liability, or expense, incurred without negligence, bad

faith or willful misconduct on the part of the Rights Agent,

for anything done or omitted by the Rights Agent in connec-

tion with the acceptance and administration of this Agreement,

including the costs and expenses of defending against any

claim of liability in the premises.


          The Rights Agent shall be protected and shall incur

no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of

this Agreement in reliance upon any Right Certificate or cer-

tificate for the Preferred Shares or Common Shares or for

other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter,

notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be

signed, executed and, where necessary, verified or acknowl-

edged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.


          Section 19.  Merger or Consolidation or Change of

Name of Rights Agent.  Any corporation into which the Rights

Agent or any successor Rights Agent may be merged or with

which it may be consolidated, or any corporation resulting

from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corpora-

tion succeeding to the stock transfer or corporate trust pow-

ers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement

without the execution or filing of any paper or any further

act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a suc-

cessor Rights Agent under the provisions of Section 21

hereof.  In case at the time such successor Rights Agent

shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the

countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been coun-

tersigned, any successor Rights Agent may countersign such

Right Certificates either in the name of the predecessor

Rights Agent or in the name of the successor Rights Agent;

and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.


          In case at any time the name of the Rights Agent

shall be changed and at such time any of the Right Certifi-

cates shall have been countersigned but not delivered, the

Rights Agent may adopt the countersignature under its prior

name and deliver Right Certificates so countersigned;

and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its

changed name; and in all such cases such Right Certificates

shall have the full force provided in the Right Certificates and in this Agreement.


          Section 20.  Duties of Rights Agent.  The Rights

Agent undertakes the duties and obligations imposed by this

Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by

their acceptance thereof, shall be bound:


          (a)  The Rights Agent may consult with legal coun-

sel (who may be legal counsel for the Company), and the opin-

ion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opin-

ion.


          (b)  Whenever in the performance of its duties un-

der this Agreement the Rights Agent shall deem it necessary

or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action here-

under, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to

be conclusively proved and established by a certificate

signed by any one of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice

President, the Treasurer or the Secretary of the Company

and delivered to the Rights Agent; and such certificate

shall be full authorization to the Rights Agent for any

action taken or suffered in good faith by it under the

provisions of this Agreement in reliance upon such certificate.


          (c) The Rights Agent shall be liable hereunder to

the Company and any other Person only for its own negligence,

bad faith or willful misconduct.


          (d)  The Rights Agent shall not be liable for or by

reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its

countersignature thereof) or be required to verify the same,

but all such statements and recitals are and shall be deemed to have been made by the Company only.


          (e) The Rights Agent shall not be under any re-

sponsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution

hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersigna-

ture thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this

Agreement or in any Right Certificate; nor shall it be re-

sponsible for any change in the exercisability of the Rights

(including the Rights becoming void pursuant to

Section 11(a)(ii) hereof) or any adjustment in the terms of

the Rights (including the manner, method or amount thereof)

provided for in Section 3, 11, 13, 23 or 24, or the ascertain-

ing of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act

hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares

to be issued pursuant to this Agreement or any Right Certifi-

cate or as to whether any Preferred Shares will, when issued,

be validly authorized and issued, fully paid and nonassess-

able.


          (f) The Company agrees that it will perform, ex-

ecute, acknowledge and deliver or cause to be performed, ex-

ecuted, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be re-

quired by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.


          (g) The Rights Agent is hereby authorized and di-

rected to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the

Board, the Vice Chairman of the Board, the President, any

Vice President, the Secretary or the Treasurer of the Com-

pany, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.


          (h)  The Rights Agent and any stockholder, direc-

tor, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing

herein shall preclude the Rights Agent from acting in any

other capacity for the Company or for any other legal entity.


          (i)  The Rights Agent may execute and exercise any

of the rights or powers hereby vested in it or perform any

duty hereunder either itself or by or through its attorneys

or agents, and the Rights Agent shall not be answerable or

accountable for any act, default, neglect or misconduct of

any such attorneys or agents or for any loss to the Company

resulting from any such act, default, neglect or misconduct,

provided reasonable care was exercised in the selection and

continued employment thereof.


          Section 21.  Change of Rights Agent.  The Rights

Agent or any successor Rights Agent may resign and be dis-

charged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certifi-

cates by first-class mail.  The Company may remove the Rights

Agent or any successor Rights Agent upon 30 days' notice in

writing, mailed to the Rights Agent or successor Rights

Agent, as the case may be, and to each transfer agent of the

Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-

class mail.  If the Rights Agent shall resign or be removed

or shall otherwise become incapable of acting, the Company

shall appoint a successor to the Rights Agent.  If the Com-

pany shall fail to make such appointment within a period of

30 days after giving notice of such removal or after it has

been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit

his Right Certificate for inspection by the Company), then

the registered holder of any Right Certificate may apply to

any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether ap-

pointed by the Company or by such a court, shall be a corpo-

ration organized and doing business under the laws of the

United States or of the State of New York or Commonwealth of

Pennsylvania (or of any other state of the United States so

long as such corporation is authorized to do business as a banking institution in the State of New York or Commonwealth of Pennsylvania), in good standing, having an office in the

State of New York or Commonwealth of Pennsylvania, which is

authorized under such laws to exercise corporate trust or

stock transfer powers and is subject to supervision or exami-

nation by federal or state authority and which has at the

time of its appointment as Rights Agent a combined capital

and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers,

rights, duties and responsibilities as if it had been origi-

nally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to

the successor Rights Agent any property at the time held by

it hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company

shall file notice thereof in writing with the predecessor

Rights Agent and each transfer agent of the Common Shares or

Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to

give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the ap-

pointment of the successor Rights Agent, as the case may be.

          Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

issue new Right Certificates evidencing Rights in such form

as may be approved by its Board of Directors to reflect any

adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property pur-

chasable under the Right Certificates made in accordance with the provisions of this Agreement.


          Section 23.  Redemption.  (a)  The Board of Direc-

tors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem

all but not less than all the then outstanding Rights at a

redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transac-

tion occurring after the date hereof (such redemption price

being hereinafter referred to as the "Redemption Price").

The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such con-

ditions as the Board of Directors in its sole discretion may establish.


          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the redemption of the

Rights pursuant to paragraph (a) of this Section 23, and

without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the

Redemption Price.  The Company shall promptly give public

notice of any such redemption; provided, however, that the

failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their

last addresses as they appear upon the registry books of the

Rights Agent or, prior to the Distribution Date, on the reg-

istry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither

the Company nor any of its Affiliates or Associates may re-

deem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this

Section 23 or in Section 24 hereof, and other than in connec-

tion with the purchase of Common Shares prior to the Distri-

bution Date.


          Section 24.  Exchange.  (a)  The Board of Directors

of the Company may, at its option, at any time after any Per-

son becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted

to reflect any stock split, stock dividend or similar trans-

action occurring after the date hereof (such exchange ratio

being hereinafter referred to as the "Exchange Ratio").  Not-

withstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any

Person (other than the Company, any Subsidiary of the Com-

pany, any employee benefit plan of the Company or any such

Subsidiary, or any entity holding Common Shares for or pursu-

ant to the terms of any such plan), together with all Affili-

ates and Associates of such Person, becomes the Beneficial

Owner of 50% or more of the Common Shares then outstanding.


          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of

Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall

promptly give public notice of any such exchange; provided,

however, that the failure to give, or any defect in, such

notice shall not affect the validity of such exchange.  The

Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of exchange will state the method by which

the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of

Rights which will be exchanged.  Any partial exchange shall

be effected pro rata based on the number of Rights (other

than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.


          (c) In the event that there shall not be suf-

ficient Common Shares issued but not outstanding or autho-

rized but unissued to permit any exchange of Rights as con-

templated in accordance with this Section 24, the Company

shall take all such action as may be necessary to authorize

additional Common Shares for issuance upon exchange of the

Rights.  In the event the Company shall, after good faith

effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be

issuable upon exchange of a Right, a number of Preferred

Shares or fraction thereof such that the current per share

market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred

Shares or fraction thereof.


          (d)  The Company shall not be required to issue

fractions of Common Shares or to distribute certificates

which evidence fractional Common Shares.  In lieu of such

fractional Common Shares, the Company shall pay to the regis-

tered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current mar-

ket value of a whole Common Share.  For the purposes of this paragraph (d), the current market value of a whole Common

Share shall be the closing price of a Common Share (as deter-

mined pursuant to the second sentence of Section 11(d)(i)

hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.


          Section 25.  Notice of Certain Events.  (a) In case

the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Pre-

ferred Shares (other than a regular quarterly cash dividend),

(ii) to offer to the holders of its Preferred Shares rights

or warrants to subscribe for or to purchase any additional

Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclas-

sification of its Preferred Shares (other than a reclassification involving only the subdivision of outstand-

ing Preferred Shares), (iv) to effect any consolidation or

merger into or with, or to effect any sale or other transfer

(or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsid-

iaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or

(vi) to declare or pay any dividend on the Common Shares pay-

able in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares),

then, in each such case, the Company shall give to each

holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or

distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liq-

uidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common

Shares and/or Preferred Shares, if any such date is to be

fixed, and such notice shall be so given in the case of any

action covered by clause (i) or (ii) above at least 10 days

prior to the record date for determining holders of the Pre-

ferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of partici-

pation therein by the holders of the Common Shares and/or

Preferred Shares, whichever shall be the earlier.


          (b)  In case the event set forth in Section

11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Cer-

tificate, in accordance with Section 26 hereof, a notice of

the occurrence of such event, which notice shall describe

such event and the consequences of such event to holders of

Rights under Section 11(a)(ii) hereof.


          Section 26.  Notices.  Notices or demands autho-

rized by this Agreement to be given or made by the Rights

Agent or by the holder of any Right Certificate to or on the

Company shall be sufficiently given or made if sent by

first-class mail, postage prepaid, addressed (until another

address is filed in writing with the Rights Agent) as fol-

lows:


               PPG Industries, Inc.
               One PPG Place
               Pittsburgh, Pennsylvania  15272
               Attention:  Corporate Secretary


Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by

the Company or by the holder of any Right Certificate to or

on the Rights Agent shall be sufficiently given or made if

sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as fol-

lows:


               ChaseMellon Shareholders Services, L.L.C.
               4 Station Square, 3rd Floor
               Pittsburgh, PA 15219
               Attention:  Administration Department

Notices or demands authorized by this Agreement to be given

or made by the Company or the Rights Agent to the holder of

any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


         Section 27.  Supplements and Amendments.  The Com-

pany may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any

provision contained herein which may be defective or incon-

sistent with any other provisions herein, or to make any

other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or

amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this

Agreement shall not be amended in any manner which would ad-

versely affect the interests of the holders of Rights.  With-

out limiting the foregoing, the Company may at any time prior to such time as any Person becomes an

Acquiring Person amend this Agreement to lower the

thresholds set forth in Sections 1(a) and 3(a) to not

less than the greater of (i) the sum of .001% and the

largest percentage of the outstanding Common Shares then

known by the Company to be beneficially owned by any Person

(other than the Company, any Subsidiary of the Company,

any employee benefit plan of the Company or any Subsidiary

of the Company, or any entity holding Common Shares for or

pursuant to the terms of any such plan) and (ii) 10%.


         Section 28.  Successors.  All the covenants and pro-

visions of this Agreement by or for the benefit of the Com-

pany or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


          Section 29.  Benefits of this Agreement.  Nothing

in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to

the Distribution Date, the Common Shares) any legal or equi-

table right, remedy or claim under this Agreement; but this

Agreement shall be for the sole and exclusive benefit of the

Company, the Rights Agent and the registered holders of the

Right Certificates (and, prior to the Distribution Date, the

Common Shares).

          Section 30.  Severability.  If any term, provision,

covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid,

void or unenforceable, the remainder of the terms, provi-

sions, covenants and restrictions of this Agreement shall

remain in full force and effect and shall in no way be af-

fected, impaired or invalidated.


          Section 31.  Governing Law.  This Agreement and

each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Penn-

sylvania and for all purposes shall be governed by and con-

strued in accordance with the laws of such Commonwealth ap-

plicable to contracts to be made and performed entirely

within such Commonwealth.


          Section 32.  Counterparts.  This Agreement may be

executed in any number of counterparts and each of such coun-

terparts shall for all purposes be deemed to be an original,

and all such counterparts shall together constitute but one

and the same instrument.


          Section 33.  Descriptive Headings.  Descriptive

headings of the several Sections of this Agreement are in-

serted for convenience only and shall not control or affect

the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused

this Agreement to be duly executed and attested, all as of

the day and year first above written.


                                      PPG INDUSTRIES, INC.

Attest:


By /s/ Michael C. Hanzel              By /s/ W.H. Hernandez
   Title: Assistant Secretary            Title: Senior Vice President, Finance



Attest:                               CHASEMELLON SHAREHOLDER
                                      SERVICES, L.L.C.



By /s/ Cindy Pacolay                  By /s/ Kathleen Kennelly
   Title: Assistant Trust Officer        Title: Assistant Vice President

                                                   Exhibit A


                           FORM OF
                  STATEMENT WITH RESPECT TO
        SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                              of
                     PPG INDUSTRIES, INC.


          Statement with respect to Series A Junior Participating Preferred Stock, being the first series of Preferred Stock, without par value, of PPG Industries, Inc.

          In compliance with the requirements of 15 Pa.C.S. Section 1522 the applicant Corporation hereby certifies under its corporate seal that:

          1. The name of the Corporation is PPG Industries, Inc.

          2. The resolution duly adopted by the Board of Directors of the Corporation establishing and designating the Series A Junior Participating Preferred Stock, which is the first series of the Preferred Stock, without par value, and fixing and determining the relative rights and preferences thereof is as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.66-2/3 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the

Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first

Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

          (D) The annual dividend on the Series A Preferred Stock shall be equal to the sum of the quarterly dividends in each year.

          Section 3.  Voting Rights.  The holders of shares
of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Statement creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, as amended, of the Corporation, or in any other Statement creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of Series A
Preferred Stock shall not be redeemable.

          Section 9. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Series A Preferred Stock in integral multiples of 1/100th of a share of Series A Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series A Preferred Stock evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preferred Stock. In the event that fractional shares of Series A Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Preferred Stock in the proportion which such fraction bears to a full share.

          Section 10. Amendment. The Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Statement is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this ___ day of _____________, 1998.

                                  PPG INDUSTRIES, INC.


                                  ---------------------------
                                  Chairman of the Board of
                                  Directors

[CORPORATE SEAL]



Attest:


------------------
Secretary


Approved and filed in the Department of State on the ---------- day of ----------, 1998.



                                  ------------------------------
                                  Secretary of the Commonwealth

                                                                       Exhibit B



                  Form of Right Certificate


Certificate No. R-                                     Rights



         NOT EXERCISABLE AFTER APRIL 30, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                      Right Certificate

                     PPG INDUSTRIES, INC.


         This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 19, 1998 (the "Rights Agreement"), between PPG Industries, Inc., a Pennsylvania corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on April 30, 2008 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a purchase price of $320 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 21, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $1.66-2/3 per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper offic-
ers of the Company and its corporate seal.  Dated as of
          ,          .

ATTEST:                      PPG INDUSTRIES, INC.


                             By


Countersigned:


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By
    Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

        (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:                        ,




                                    Signature


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          ------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                    Signature

         -------------------------------------------------------------

    Form of Reverse Side of Right Certificate -- continued


                 FORM OF ELECTION TO PURCHASE

        (To be executed if holder desires to exercise Rights represented by the Right Certificate.)


To:  PPG INDUSTRIES, INC.

         The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number


               (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


               (Please print name and address)


Dated:                    ,



                                    Signature



Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

             Form of Reverse Side of Right Certificate -- continued

         -------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                    Signature

         -------------------------------------------------------------



                                     NOTICE

         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                 Exhibit C


                SUMMARY OF RIGHTS TO PURCHASE
                       PREFERRED SHARES


          On February 19, 1998, the Board of Directors of PPG Industries, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.66-2/3 per share, of the Company. The Rights were issued to stockholders of record on April 6, 1998 and will expire in ten years on April 30, 2008.

          Initially, the Rights will not be exercisable, certificates will not be sent to you, and the Rights will automatically trade with the common shares. However, ten days after a person or group acquires 20% or more of the Company's shares, or ten business days (or such later date as may be determined by the Board) after a person or group announces an offer the consummation of which would result in such person or group owning 20% or more of the shares (even if no purchases actually occur), the Rights will become exercisable and separate certificates representing the Rights will be distributed. We expect that the Rights will begin to trade independently from the Company's shares at that time. Until that time, the Rights will be represented by the existing common stock certificates together with a copy of this summary or by new common stock certificates which will contain a notation incorporating the terms of the Rights by reference. At no time will the Rights have any voting power.

          When the Rights first become exercisable, unless a person or group has acquired 20% or more of the Company's shares, a holder will be entitled to buy from the Company one one-hundredth of a share of a new series of junior participating preferred stock for $320. If any person or group acquires 20% or more of the Company's outstanding common stock, the "flip-in" provision of the Rights will be triggered and each Right will entitle the holder (other than such person or any member of such group) to buy a number of additional shares of common stock of the Company (or one one-hundredth of a share of the new series of junior participating preferred stock described below) having a market value of twice the exercise price of the Right. Thus, if at the time of the 20% acquisition the Company's stock were to have a market value per share equal to $80, the holder of each Right (other than such person or any member of such group) would be entitled to receive eight shares of PPG common stock for $320.

          If the Company is involved in a merger or other business combination at any time after a person or group has acquired 20% or more of the Company's shares, the Rights will entitle a holder to buy a number of shares of common stock of the acquiring company having a market value of twice the exercise price of each Right. For example, if at the time of the business combination the acquiring company's stock has a per share value of $80, the holder of each Right would be entitled to receive eight shares of the acquiring company's common stock for $320, i.e., at a 50% discount.

          Following the acquisition by any person or group of 20% or more of the Company's common stock, but only prior to the acquisition by a person or group of a 50% stake, the Board of Directors will also have the ability to exchange the Rights (other than Rights held by such person or group), in whole or in part, for one share of common stock (or one one-hundredth of a share of the new series of junior participating preferred stock described below) per Right. This provision will have an economically dilutive effect on the acquiror, and provide a corresponding benefit to the remaining rightsholders, that is comparable to the flip-in without requiring rightsholders to go through the process and expense of exercising their Rights.

          At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          In addition to authorizing the new Rights, your Board designated a series of junior participating preferred stock as the preferred stock which is purchasable upon exercise of the Rights. The shares of the junior participating preferred stock will be nonredeemable. Each preferred share will be entitled to an aggregate dividend equal to the greater of $1 per share or 100 times the dividend declared on the common shares. In the event of liquidation, the holders of the preferred shares will be entitled to receive an aggregate liquidation payment equal to the greater of $100 or 100 times the payment made per share of common stock. Each preferred share will have 100 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 100 times the amount received per common share. These rights are protected by customary anti-dilution provisions. In the event of issuance of preferred shares upon exercise of the Rights, in order to facilitate trading a depositary receipt may be issued for each one one-hundredth of a preferred share. The dividend, liquidation and voting rights, and the non-redemption feature, of the preferred shares are designed so that the value of the one-hundredth interest in a preferred share purchasable with each Right will approximate the value of one share of common stock.



































                                       C-3